Exhibit 10.54

SAVARA INC. STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

OPTIONEE:

DATE OF GRANT:

AGREEMENT between Savara Inc. (the “Company”), and the above named Optionee (“Optionee”), an employee, consultant or director of the Company.

The Company and Optionee agree as follows:

1.	Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Savara Inc. Stock Option Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

2.	Grant of Option. Optionee is hereby granted an Incentive Stock Option (the “Option”) to purchase Common Stock of the Company pursuant to the Plan. In the event that Incentive Stock Option treatment is not available, this Option will be taxed as a Nonqualified Stock Option upon exercise. The number of shares as to which the Option is granted, the purchase price per share, and the expiration date of such Option are set forth below:

Number of Shares Subject to Option:
Purchase Price per Share: Expiration Date:*
Vesting Date**:
Exercisability:

*	Unless sooner terminated as provided in the Plan, the Option shall expire and terminate on the expiration date, and in no event shall the Option be exercisable after that date.
**	Unless vesting is accelerated as provided in the Plan or pursuant to an Addendum approved by the Board of Directors of the Company, the Option shall vest according to this schedule.

3.	Manner of Exercise. Except as provided in this Agreement, the Option shall be exercisable, in whole or in part, in the manner provided in the Plan.

4.	Time of Exercise. The Option granted hereby shall be immediately exercisable on the Date of Grant. The Option granted hereby shall become vested in Optionee subject to the vesting schedule above; provided, however, that Optionee must have been in Continuous Service from the date of grant of the Option until the date specified in the vesting schedule or until the conditions specified in the vesting schedule have been satisfied.

5.	[Reserved].

6.	[Reserved].

7.	Stock Restriction Agreement. Upon exercise of the Option, Optionee shall execute and deliver to the Company a Stock Restriction Agreement in substantially the form attached below as Exhibit A. Execution and delivery of the Stock Restriction Agreement prior to the transfer or delivery of any shares and prior to the expiration of the Option period shall be a condition precedent to the right to purchase such shares.

8.	Lock-Up. If requested by the Company and the managing underwriter of the Company’s initial public offering, Optionee, and all subsequent holders of the shares received under the Option from Optionee, shall not sell or otherwise transfer or dispose of any shares received under the Option or other securities of the Company (excluding securities acquired in the initial public offering or in the public market after such offering) held by Optionee for a period of 180 days following the effective date of the registration statement for the initial public offering or, if required by such managing underwriters, such longer period of time as is necessary to enable such underwriters to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within eighteen (18) days before or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to the initial public offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering, and the this provision shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Company’s initial public offering; provided, that all shareholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares received under the Option or other securities subject to the foregoing restriction until the end of such 180-day period. Optionee shall treat any written notice from the Company regarding the Company’s plans to file a registration statement confidentially and shall not disclose such information to any person. Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the shares received under this Option shall be immediately subject to this provision, to the same extent the shares received under this Option is at such time covered by such provisions. “Recapitalization” shall mean any of the following transactions affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Company’s receipt of consideration.

9.	Incentive Stock Option Provisions.

(a) The Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the Option is exercised for one or more Option shares (i) more than three (3) months after the date Optionee ceases to be an employee for any reason other than death or permanent disability; or (ii) more than twelve (12) months after the date Optionee ceases to be an employee by reason of permanent disability.

(b) No installment under this Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the date of grant) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess shares in such calendar year as a Nonqualified Stock Option.

(c) Should Optionee hold, in addition to this Option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this Option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Stock Options, this Option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

10. General Provisions.

(a) Withholding. Optionee shall satisfy its obligation for any federal, state or local taxes required by law to be withheld with respect to the exercise of the Option pursuant to the Plan. The Company’s obligation to deliver a certificate representing the Common Stock acquired upon exercise of the Option is subject to the payment by Optionee of any applicable federal, state and local withholding tax.

(b) Amendment. Subject to the terms and conditions of the Plan, the Plan Administrator may modify, extend or renew the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefore, except that no such action shall diminish or impair the rights under the Option without the consent of Optionee.

(c) Receipt of Plan. By entering into this Agreement, Optionee acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

(d) Legends. Certificates representing Common Stock acquired upon exercise of this Option may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws.

(e) Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Optionee to remain in the Continuous Service of the Company, or of the Company to continue Optionee in the Continuous Service of the Company.

(f) Effect on Employee Benefits. Optionee agrees that the Option will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

(g) Confidentiality of Information. By entering into this Agreement, Optionee acknowledges that the information regarding the grant of Options contained herein is confidential and may not be shared with anyone other than Optionee’s immediate family and personal financial advisor.

(h) Specific Enforcement. Because of the unique value of the Common Stock, in addition to any other remedies that the Company may have upon the breach of the agreements contained herein, the obligations of Optionee shall be specifically enforceable.

(i) Costs of Enforcement. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included as part of the judgment.

(j) Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

(k) Interpretation. The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Plan Administrator, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties. This Agreement, as issued pursuant to the Plan, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

(l) Assignment. This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

(m) Notices. All notices or other communications that are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this section.

(n) Code Section 409A Waiver and Release. Optionee further agrees to be bound by the terms of the Code Section 409A Waiver and Release attached hereto as Exhibit A.

(o) Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Texas, except with respect to matters of law concerning the internal corporate affairs of the Company, to which matters the General Corporation Law of the State of Delaware shall govern. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement or of the Plan shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Optionee have executed this Agreement on             , effective as of the date of grant.

SAVARA INC.	OPTIONEE

By:	Signature

Title:	Name

900 S. Capital of Texas Hwy. Ste. 150 Austin, Texas 78746	Address:

Attachments:

Exhibit A - Code Section 409A Waiver and Release

Exhibit B - Notice of Exercise

Exhibit C - Stock Restriction Agreement

Exhibit D - Questions and Answers about Option Grants

Exhibit E - Savara Inc. Stock Option Plan

EXHIBIT A

CODE SECTION 409A WAIVER AND RELEASE

SAVARA INC.

CODE SECTION 409A WAIVER AND RELEASE

THIS WAIVER AND RELEASE (this “Waiver”) made as of the day and year set forth below by the undersigned holder of a stock option under the Company’s Stock Option Plan.

All capitalized terms in this Waiver not defined herein shall have the meaning assigned to them in the Notice of Grant to which this Waiver is attached or in the Plan.

Optionee hereby agrees and acknowledges that the Company’s Board has taken reasonable steps to value the Common Stock and to set the Exercise Price at the Fair Market Value per share of Common Stock on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Stock is not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the Fair Market Value per share of Common Stock on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such Fair Market Value and that the Option is accordingly subject to Code Section 409A, then Optionee would be subject the following adverse tax consequences:

(1) As the Option vests in accordance with the Vesting Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the Fair Market Value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Company would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(2) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the Fair Market Value of the Option Shares purchasable under the vested Option until the Option is exercised or cancelled as to those Option Shares.

(3) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in Fair Market Value over the period the Option continues to remain outstanding.

(4) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

Optionee hereby further agrees and acknowledges that Optionee will incur the same tax consequences, including (without limitation) a second 20% penalty tax, under California income tax laws if Optionee is a resident of the State of California or is otherwise subject to California income taxation. If the Optionee is a resident of any other state, he or she accepts the risk of any unfavorable tax consequences under the laws of that state applicable to options granted with an Exercise Price less than the Fair Market Value of the Option Shares on the Grant Date.

Notice of Exercise	1

Optionee hereby agrees to bear the entire risk of such adverse federal and state tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Company and/or the Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option under Code Section 409A and the corresponding provisions of any applicable state income tax laws (including, without limitation, California income tax laws) and shall not seek any indemnification or other recovery of damages against the Company and/or the Board, officers, employees or stockholders with respect to any adverse federal and state tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of state income tax laws) as a result of the Option.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Waiver on the date and year set forth below.

OPTIONEE

Date:	Signature:

Print Name:

Address:

Notice of Exercise	2

EXHIBIT B

SAVARA INC. STOCK OPTION PLAN

NOTICE OF EXERCISE

Savara Inc.	Date of Exercise:

Dear Sir or Madam:

This constitutes notice under my stock option award agreement that I elect to purchase the number of shares for the price set forth below.

Type of Option (check one):	Incentive ☐	Nonqualified ☐

Stock Option dated:

Number of shares as to which Option is exercised:

Certificates to be issued in name of *: *(if entity other than Optionee, provide proof of transfer)

Total exercise price:	$

Cash payment delivered herewith:	$
Withheld Shares:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Savara Inc. Stock Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such shares of Common Stock are issued upon exercise of this Option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

Notice of Exercise	3

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws;

I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144;

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s then current Certificate of Incorporation, Bylaws and/or applicable securities laws;

I further agree that, if requested by the Company or a representative of the underwriters in connection with the first underwritten registered offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of (a “transfer”) any shares of Common Stock during such period following the effective date of the registration statement of the Company filed under the Act (the “Effective Date”) as may be requested by the Company or the representative of the underwriters; provided, however, that such restriction shall apply only if, on the Effective Date, the officers and directors of the Company agree with the Company or a representative of the underwriters not to transfer securities of the Company owned by them for the same or greater period. I further agree that the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

, Optionee

Address:

Notice of Exercise	4

EXHIBIT C

SAVARA INC. STOCK OPTION PLAN

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is entered into as of             , 20    , by and between Savara Inc., a Delaware corporation (the “Company”), and             (the “Awardee”).

RECITALS:

The Company has previously granted the Awardee an Award (the “Award”) of options to purchase shares of its Common Stock pursuant to the Savara Inc. Stock Option Plan, as amended, restated, supplemented or modified from time to time (the “Plan”), and the Awardee has exercised the option to purchase shares of Common Stock pursuant thereto.

The Company desires to impose restrictions in connection with the shares of Common Stock of the Company acquired by the Awardee pursuant to the Plan (collectively the “Shares”), and the Awardee agrees to accept these restrictions. The Awardee and any transferees of Awardee who acquire the Shares are referred to herein as “Shareholder.”

AGREEMENT:

Now, therefore, the parties hereto agree as follows:

1. Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect, and any Option Agreement to which the Award relates. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

2. Issuance of Certificates. The stock certificate or certificates representing the Shares shall be registered in the name of Shareholder, but shall remain in the custody of the Company. Shareholder shall deposit with the Company a Stock Assignment separate from Certificate, in substantially the form attached hereto as Exhibit B and endorsed in blank, as shall be required to permit retransfer to the Company of all or a portion of the Shares in accordance with this Agreement.

3. Restriction on Transfer of Shares. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Shares, contrary to the provisions hereof, and levy of any attachment or similar process upon the Shares, shall be null and void. Furthermore, the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such purported transfer has been made as the legal or beneficial owner of the Shares.

4. Acceptance of Restrictions on Transfer. No transfer or attempted transfer of any Shares shall be effective unless such Shares shall remain subject to the terms and conditions of this Agreement and unless and until the proposed transferee shall accept the terms and conditions of this Agreement by executing and delivering to the Company a Statement of Acceptance of Stock Restriction Agreement in substantially the form attached hereto as Attachment I. Upon the execution and delivery of the Statement of Acceptance of Stock Restriction Agreement, the transferee shall thereafter be deemed to be a signatory party to this Agreement in the position of a Shareholder.

Stock Restriction Agreement	1

5. Company’s Right of First Refusal. The Company shall have the right of first refusal, as hereinafter provided, with respect to any proposed transfer of Shares.

(a) Stockholder shall, 60 days prior to a proposed transfer of Shares, deliver written notice to the Company stating the number of shares and the interest therein proposed to be transferred (the “Offered Shares”), the name of the proposed transferee(s) and the manner, time, terms and conditions of the proposed transfer. The Company shall, for a period of 60 days following such notice, have an irrevocable option to purchase all or part of the Offered Shares in accordance with the manner, time, terms and conditions specified in the notice of proposed transfer.

(b) The Company may elect to exercise its option to purchase all or part of the Offered Shares by giving written notice to Stockholder of such intention within the 60 day period following the Company’s receipt of Stockholder’s notice of proposed transfer. Upon receipt of such notice, Stockholder shall be bound to transfer the Offered Shares subject to such notice to the Company, free and clear of all liens and encumbrances, and in accordance with the terms set forth in the notice of proposed transfer.

(c) If the Company elects not to exercise its option to purchase all of the Offered Shares during the 60-day period, Stockholder may, within 30 days of the last day of such 60 day period, transfer to the proposed transferee(s) the part of the Offered Shares that the Company elected not to purchase, but only in accordance with the terms set forth in the notice of proposed transfer. Notwithstanding any provision herein to the contrary, all Shares transferred to such transferees in accordance with the provisions of this section shall remain subject to the provisions and restrictions of this Agreement and all such transferees shall execute and deliver to the Company a Statement of Acceptance as provided above. If Stockholder does not make the transfer to the proposed transferee(s) within the 30-day period provided in this section, Stockholder shall be required again to comply with the provisions of this Agreement before Stockholder may make any subsequent transfer of any part of the Offered Shares or of any other Shares.

(d) Notwithstanding any provision herein to the contrary, if the notice of proposed transfer specifies a consideration in other than United States money, the Company shall have the right to acquire the Offered Shares for the United States money equivalent of the specified consideration. If the notice of proposed transfer specifies any other manner, time, term or condition that cannot be complied with without unreasonable effort, the Company shall have the right to acquire the Offered Shares by complying with the reasonable equivalent of the specified manner, time, terms or conditions.

(e) If the notice of proposed transfer specifies that the Offered Shares are to be transferred without full consideration as a gift, the Company shall have the right to acquire the Offered Shares at a price per share equal to their then current value as determined below. The manner and time at which the purchase and sale of the Offered Shares shall take place shall be determined below.

6. Company’s Designee. The Company shall have the right to designate one or more persons or entities, or a combination of both (the “Company’s Designee”), to exercise all or any part of the Company’s rights, assume all or any part of the Company’s benefits, and bear all or any part of the

Stock Restriction Agreement	2

Company’s burdens pursuant to this Agreement, and a reference to the Company shall mean the Company and/or the Company’s Designee, as applicable. Notwithstanding any provision herein to the contrary, a designation by the Company shall not relieve the Company of the responsibility to pay any part of the purchase price for the Shares that is not paid by the Company’s Designee.

7. Adjustments to Stock. If there is any change, increase or decrease, in the outstanding shares of the Company’s Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of stock, or other similar circumstances, or if there is a spin-off or other distribution of assets to the Company’s shareholders, the Company shall make an appropriate adjustment in the aggregate number of the Shares. Such adjustment shall be identical to the adjustment made generally with respect to other outstanding shares of the Company’s Common Stock. Any additional securities or other property issued to Shareholder as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Shares giving rise to the right to receive such additional securities or other property.

8. Indemnification. Shareholder shall indemnify and hold harmless the Company and its officers, directors, shareholders and agents from and against all losses, claims, damages, liabilities, costs and expenses arising out of or related to any sale or transfer of the Shares by such person, whether or not permitted under this Agreement.

9. Notices. All notices or other communications required under this Agreement or given in connection herewith shall be in writing and shall either be delivered personally, in which event the effective date shall be the date of delivery, or shall be sent by United States mail addressed as hereinafter set forth, postage pre-paid, registered or certified, return receipt requested, in which event the effective date shall be the delivery date as specified on the return receipt. Unless otherwise directed by notice in writing, all notices shall be addressed as follows:

(a) To the Company at:

Savara Inc.

900 S. Capital of Texas Hwy. Ste. 150

Austin, Texas 78746

(b) To Shareholder, at the address of Shareholder set forth in the transfer records of the Company.

Shareholder generally consents to the delivery of any notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Shareholder agrees to promptly notify the Company of any change in Shareholder’s electronic mail address, but failure to do so shall not affect the foregoing.

Stock Restriction Agreement	3

10.	Legends on Stock.

(a) All certificates evidencing the Shares shall bear a legend that reads substantially as follows:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER WHEREBY SUCH SHARES MAY BE REPURCHASED BY THE ISSUER UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER.

(b) Certificates representing the Shares may contain such further legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer until there has been compliance with federal and state securities laws.

11. Investment Representations. Shareholder acknowledges that the Shares to be issued by the Company pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and is being offered and sold pursuant to exemptions from such registration requirements based in part upon Shareholder’s representations and acknowledgments contained in this Agreement, including the following:

(a) Shareholder warrants and represents to the Company that Shareholder is acquiring the Shares on Shareholder’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or with any present intention of distributing or selling the Shares and Shareholder does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause Shareholder to sell the Shares;

(b) Shareholder acknowledges that Shareholder must bear the economic risk of this investment indefinitely unless the Shares is registered pursuant to the Securities Act and applicable state securities laws or an exemption from such registration is available;

(c) Shareholder acknowledges and understands that the Company has no present intention of registering the Shares, and understands there is no assurance that any exemption from registration under the Securities Act and applicable state securities laws will be available in the future; and

(d) Shareholder represents that, by reason of Awardee’s relationship with the Company and Shareholder’s business and financial expertise, Shareholder has the capacity to protect Shareholder’s own interests in connection with the transactions contemplated by this Agreement.

12. Withholding. Shareholder shall reimburse the Company, in cash or by certified or bank cashier’s check, or by any other method approved of by the Company, for any federal, state or local taxes required by law to be withheld with respect to the receipt or subsequent sale of the Shares. The Company shall have the right to deduct from any salary, severance or other payments to be made to Awardee any federal, state or local taxes required by law to be so withheld.

13. Rights of Shareholder. Subject to the terms and provisions of this Agreement, Shareholder shall have all the rights of a shareholder of the Company with respect to the Shares, including the right to vote the Shares and to receive all cash dividends or other distributions paid or made with respect to the Shares.

Stock Restriction Agreement	4

14. General Provisions.

(a) Effect on Employee Benefits. Awardee agrees that the Shares will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

(b) Specific Enforcement. Because of the unique value of the Shares, in addition to any other remedies that the Company may have upon the breach of the agreements contained herein, the obligations of Shareholder shall be specifically enforceable.

(c) Modification. This Agreement may only be altered or amended by a written instrument signed by the Company and Shareholder, setting forth such changes.

(d) Costs of Enforcement. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included as part of the judgment.

(e) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

(f) No Transfer Required. The Company shall not be required (i) to transfer on its books any Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(g) Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

(h) Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Awardee to continue in the Continuous Service of the Company, or of the Company to continue Awardee in the Continuous Service of the Company.

(i) Interpretation. This Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and understandings. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

Stock Restriction Agreement	5

(j) Assignment. This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

(k) Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Texas, except with respect to matters of law concerning the internal corporate affairs of the Company, to which matters the General Corporation Law of the State of Delaware shall govern. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement or of the Plan shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Awardee have executed this Agreement             ,             , effective as of such date.

Savara Inc.	AWARDEE

By:
Signature
Title:
Name

Address:
900 S. Capital of Texas Hwy. Ste. 150 Austin, Texas 78746

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Awardee has read and hereby approves the foregoing Stock Restriction Agreement and the Plan and Award Agreement to which it relates. In consideration of the Company’s granting Awardee the right to acquire the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.

OPTIONEE’S SPOUSE

Address:

ATTACHMENTS:

Attachment I:         Statement of Acceptance of Stock Restriction Agreement

Stock Restriction Agreement	6

Attachment I

Statement Of Acceptance Of Stock Restriction Agreement

Reference is made to that certain Stock Restriction Agreement effective as of             , 20            , by and between Savara Inc., a Delaware corporation (the “Company”), and             . As a proposed recipient of certain shares covered by said Agreement, the undersigned hereby agrees that such shares, upon receipt, shall remain subject to all of the terms and conditions of said Agreement and all rights and obligations thereunder arising prior to such receipt, and that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of said Agreement as therein provided, and that the undersigned shall thereafter be deemed to be a signatory party to said Agreement in the position of Shareholder. It is understood that upon execution of the Statement of Acceptance, the same shall be attached to said Agreement and shall thereupon form a part thereof without any further action.

By executing this Statement of Acceptance, the undersigned certifies to having been provided a copy of the Stock Restriction Agreement.

Dated:
Signature

Print Name

Statement of Acceptance of Stock Restriction Agreement

EXHIBIT D

QUESTIONS AND ANSWERS ABOUT OPTION GRANTS

EXHIBIT E

SAVARA INC. STOCK OPTION PLAN